Exhibit 99.1

Media Relations:	Investor Relations:
Chris Faust	Jeff Ramson
FastLane Communications	ProActive Newsroom
973-582-3498	212-828-7373
cfaust@fast-lane.net	jramson@proactivecrg.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation to Report Fiscal 2011 Third Quarter Financial Results on August 15

Management to Discuss Results in August 16 Conference Call

POMPANO BEACH, FL – August 9, 2011 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing, today announced that its management will conduct a conference call at 4:30 p.m. ET on Tuesday, August 16, 2011, to discuss its fiscal 2011 third quarter financial results for the period ended June 30, 2011. The Company anticipates releasing financial results and filing its Form 10-Q after the close of trading on the previous day, Monday, August 15, 2011. During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and Mr. Robert Tomlinson, the Company's CFO, will discuss the Company's financial results. Management discussion will be followed by an open Q&A session.

Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=81388 or by calling 1-888-645-4404 or 201-604-0169. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=81388.

About Onstream Media:

Onstream Media Corporation (NASDAQ:ONSM), is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, Qwest and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.